EXHIBIT 32.2

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of IDT Corporation (the “Company”) on Form 10-Q/A (Amendment No. 4) for the quarter ended April 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, James A. Courter, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 9, 2004

By:	/s/ Stephen R. Brown

Stephen R. Brown Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IDT Corporation and will be retained by IDT Corporation and furnished to the Securities an Exchange Commission or its staff upon request.